Exhibit 4.27

DEVON OEI OPERATING, INC.
as Issuer,
DEVON ENERGY PRODUCTION COMPANY, L.P.
as Successor Guarantor
and
THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

THIRD SUPPLEMENTAL INDENTURE
Dated as of December 31, 2005

Supplementing the Indenture dated as of September 1, 1997
7 1/2% Senior Notes due 2027

     This THIRD SUPPLEMENTAL INDENTURE, dated as of December 31, 2005 (this “Third Supplemental Indenture”), is by and among Devon OEI Operating, Inc. (f/k/a Ocean Energy, Inc.), a Delaware corporation (the “Company”), as successor to Ocean Energy, Inc. (f/k/a Seagull Energy Corporation), a Texas Corporation (“Old Ocean”), Devon Energy Production Company, L.P., an Oklahoma limited partnership (the “Guarantor”), and The Bank of New York Trust Company, N.A., as successor to The Bank of New York, as trustee (the “Trustee”).
RECITALS OF THE COMPANY
     Whereas, Old Ocean, as issuer, executed and delivered to the Trustee the Senior Indenture, dated as of September 1, 1997 (the “Indenture”), providing for the issuance of an aggregate principal amount of $150,000,000 of 7 1/2% Senior Notes due 2027 (the “Securities”); and
     WHEREAS, Old Ocean, as issuer, and Devon Louisiana Corporation (f/k/a Ocean Energy, Inc.), a Louisiana corporation (“OEI Sub”), as subsidiary guarantor, executed and delivered the First Supplemental Indenture, dated as of March 30, 1999, to the Trustee, adding Article Thirteen to the Indenture and providing for the creation of a Subsidiary Guarantee by OEI Sub; and
     WHEREAS, following the merger of Old Ocean with and into the Company, the Company, as issuer, and OEI Sub, as subsidiary guarantor, executed and delivered the Second Supplemental Indenture, dated as of May 9, 2001, to the Trustee, providing for the assumption by the Company of all of the obligations of Old Ocean under the Securities and the Indenture; and
     WHEREAS, the Guarantor is the surviving entity of the merger (the “Merger”) of OEI Sub with and into the Guarantor that occurred on December 31, 2005; and
     WHEREAS, Section 13.3 of the Indenture, requires the Person (if other than OEI Sub) surviving a merger involving OEI Sub to assume, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, all of the obligations of OEI Sub under the Securities and the Indenture.
     NOW, THEREFORE, the Company, the Guarantor and the Trustee mutually covenant and agree:
ARTICLE 1
ASSUMPTION
     The Guarantor hereby assumes all of the obligations of OEI Sub under the Securities and the Indenture.

ARTICLE 2
MISCELLANEOUS PROVISIONS
     2.1 Relation to the Indenture. The provisions of this Third Supplemental Indenture shall become effective as of the effective time of the Merger. This Third Supplemental Indenture and all terms and provisions contained in it shall form a part of the Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Indenture. The Indenture, as previously supplemented, is hereby ratified and confirmed in all respects and shall remain and continue in full force and effect in accordance with the provisions thereof, as supplemented by this Third Supplemental Indenture. The Indenture, as previously supplemented, and this Third Supplemental Indenture shall be read, taken and construed together as one instrument.
     2.2 Responsibility for Recitals, Etc. The recitals in this Third Supplemental Indenture shall be taken as statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.
     2.3 Provisions Binding on Guarantor’s Successors. All of the covenants, stipulations, promises and agreements in this Third Supplemental Indenture by the Guarantor shall bind its successors and assigns, whether so expressed or not.
     2.4 New York Contract. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS AND PRINCIPLES THEREOF.
     2.5 Execution and Counterparts. This Third Supplemental Indenture may be executed with counterpart signature pages, each of which shall be an original but both of which shall together constitute but one and the same instrument.
     2.6 Capitalized Terms. Capitalized terms not otherwise defined in this Third Supplemental Indenture shall have the respective meanings assigned to them in the Indenture.
[Signature page follows]

     IN WITNESS WHEREOF, the Company, the Guarantor and the Trustee have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

DEVON OEI OPERATING, INC.,
a Delaware corporation

By:	/s/ Jeffrey A. Agosta

Name:	Jeffrey A. Agosta
Title:	Vice President and Treasurer

DEVON ENERGY PRODUCTION COMPANY, L.P.,
an Oklahoma limited partnership

By:	/s/ Jeffrey A. Agosta

Name:	Jeffrey A. Agosta
Title:	Vice President and Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

By:	/s/ John C. Stohlmann

Name:	John C. Stohlmann
Title:	Vice President

4